UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 512-878-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DRIECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Resignation of Chief Executive Officer

Effective July 5, 2005, William E. Morrow resigned as Chief Executive Officer and Vice Chairman of Grande Communications Holdings, Inc. (“Grande” or the “Company”). His resignation was not the result of any disagreement with the Company. Mr. Morrow will continue to provide service to Grande for special projects, including representation of Grande’s interests in the ongoing activities during the Texas legislative session. In addition, Mr. Morrow will continue to serve as a member of our Board of Directors.

Our Board of Directors has begun a national search for a new chief executive officer.

Resignation of President

Effective July 11, 2005, Joe C. Ross resigned as President of the Company, but shall remain as an employee of the Company as a special advisor to the CEO. His resignation was not the result of any disagreement with the Company.

Appointment of Interim Chief Executive Officer

Our Board of Directors appointed former Grande founder and Chief Operating Officer, W.K.L. “Scott” Ferguson, Jr., as our Interim Chief Executive Officer effective July 5, 2005. Mr. Ferguson has assumed all of the duties of the chief executive officer and the president of the Company and will serve as our Interim Chief Executive Officer and Interim President until a permanent successor has been determined. Mr. Ferguson will report directly to the Board of Directors.

Mr. Ferguson, age 47, was a co-founding shareholder of Grande, joining the founding group in late 1999. As executive vice president of retail services for Grande, Mr. Ferguson led retail sales and marketing, retail customer support and retail general management. A fuller description of Mr. Ferguson’s background is set forth below.

Management

Set forth below is information regarding Grande’s current directors, executive officers and board committees reflecting the recent management changes and the addition of a new director announced by Grande in late May.

Directors

The following table sets forth the name and age of each director:

Name	Age	Position
James M. Mansour(3)(4)(5)	46	Chairman of the Board of Directors
Duncan T. Butler, Jr.(2)(3)(5)	43	Member, Board of Directors
John C. Hockin(1)(6)	34	Member, Board of Directors
David C. Hull, Jr.(1)(2)(6)	61	Member, Board of Directors
Brian Landrum	43	Member, Board of Directors
William Laverack, Jr.(2)(3)(4)(5)	48	Member, Board of Directors
Thomas P. McMillin(1)(4)(6)	43	Member, Board of Directors
William E. Morrow	42	Member, Board of Directors

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the finance committee.

(4)	Member of the nominating committee.

(5)	Member of the executive committee.

(6)	Audit Committee Financial Expert.

Set forth below are descriptions of the backgrounds of each of our directors.

James M. Mansour has served as a member of our Board of Directors since August 2000 and became Chairman of our Board of Directors in January 2004. Mr. Mansour was a founder and served as CEO and Chairman of Clearwire Holdings, Inc. until November 2003, when it was sold to Craig McCaw. In March 1991, Mr. Mansour co-founded National Telecommunications, which was purchased by LDES in 1991. He then co-founded NationalTel in 1991, which was sold to Intermedia Communications in 1998. Mr. Mansour also currently serves on the board of directors of ATX Technologies, 1% Realty and Clearwire Technologies. Mr. Mansour received his BBA from Millsaps College and his JD from Tulane University School of Law. He also has received a CPA certificate.

William E. Morrow founded Grande Communications, Inc. in October 1999 and has served as a member of our Board of Directors since that time. Previously, Mr. Morrow served in various positions at Knology, Inc., including as president, chief executive office, vice chairman and director. Mr. Morrow was a founding member and director of ClearSource, Inc. since its inception. He also served as senior vice president and general manager of network alliances for UtiliCom Networks. Mr. Morrow received his BBA in Marketing from the University of Texas at San Antonio. Mr. Morrow was UTSA’s Alumnus of the Year in 2002 and received both Austin’s and San Antonio’s “Forty Under 40” business award in 2001 and 2002.

Duncan T. Butler, Jr. has served as a member of our Board of Directors since February 2000. Mr. Butler currently serves as managing director of Centennial Ventures and as a managing director of Prime New Ventures. Mr. Butler currently also serves on the board of directors of Masergy Communications, Inc., Covaro Networks Inc. and Hoak Media. Mr. Butler received his BBA and his MBA from the University of Texas at Austin and his JD from the University of Texas School of Law.

John C. Hockin has served as a member of our Board of Directors since November 2002. Mr. Hockin is a partner of Whitney & Co. and helped found Whitney’s west coast office in San Francisco. He currently also serves on the board of directors of Interactive Health, Inc. and a number of other private companies. Mr. Hockin received his BA from Yale and his MBA from the Stanford Business School.

David C. Hull, Jr. has served as a member of our Board of Directors since February 2000. Mr. Hull is a managing director of Centennial Ventures. Mr. Hull previously served as a managing general partner of Criterion Venture Partners, the venture arm of TransAmerica. Prior to joining Criterion, he was senior vice president of finance, treasurer and director of General Leisure Corporation and a vice president of Texas Capital Corporation. Mr. Hull currently serves on the board of directors of Centennial Holdings I, LLC, ClearLinx Network Corporation, InnerWireless, Inc., Augmentix Corporation, and VGS Liquidating Company. Mr. Hull received his BS in Chemical Engineering and his MBA from the University of Texas at Austin.

Brian Landrum has served as a member of our Board of Directors since May 2003. He currently is SVP, Commercial and Retail Operations, IT for Reliant Energy. In that role, he is responsible for commercializing the company’s generation assets including longer-term origination activities. He is also responsible for the company’s customer service, billing, credit and collections, and information technology needs. Mr. Landrum earned his BS in Industrial Engineering from Stanford University and his MBA from the University of Chicago.

William Laverack, Jr. has served as a member of our Board of Directors since May 2001. Mr. Laverack is a managing partner of Whitney & Co., which he joined in 1993. He currently serves on the board of directors of Knology, Inc. and NeuroMetrix, Inc., as well as a number of other private companies. Mr. Laverack received his BA from Harvard College and his MBA from the Harvard Business School.

Thomas P. McMillin has served as a member of our Board of Directors since May 2005 and is currently the EVP of Finance and CFO of First Broadcasting. Prior to First Broadcasting, he served in various executive positions with several communications companies, including CFO of Clearwire Technologies, COO of Novo Networks (certain subsidiaries of Novo filed for bankruptcy in July 2001), and CFO of Marcus Cable. Mr. McMillin received his BS in Accountancy from the University of Missouri-Columbia.

Executive Officers

The following table sets forth the name and age of each executive officer, indicating all positions and offices with our company currently held by the executive officer:

Name	Age	Position
W.K.L. “Scott” Ferguson, Jr.	47	Interim Chief Executive Officer
Martha E. Smiley	57	Executive Vice President, Corporate Policy and Services
Michael L. Wilfley	49	Chief Financial Officer

Set forth below are descriptions of the backgrounds of each of our executive officers.

W.K.L. “Scott” Ferguson, Jr. has been appointed our Interim Chief Executive Officer effective July 5, 2005. From June 2002 to January 2005, he served as our Executive Vice President, Retail Services, and from late 1999 to June 2002, he served as our Executive Vice-President of Operations and Chief Operating Officer. Since January 2005, Mr. Ferguson has assisted in transitioning his duties to others within the Company. Previously, Mr. Ferguson was a founding partner and senior vice president of PrimeOne, L.P., a broadband video services company. At PrimeOne, Mr. Ferguson was involved with operating, sales and customer service strategy for BellSouth, SBC Communications, Inc. and Southern New England Telephone Corporation broadband trials and businesses. Prior to working at PrimeOne, Mr. Ferguson served in various capacities at Prime Cable, a cable multiple systems operator based in Austin, Texas, including vice president of administrative services and vice president of operations. Prior to Prime Cable, Mr. Ferguson worked for Tenneco, Inc. in the corporate finance and investor relations groups as well as Arthur Young & Co. where he focused in tax practice. He is a certified public accountant and a graduate of the University of Texas at Austin, where he earned his BBA degree in Finance and an MBA in Accounting and Finance.

Martha E. Smiley has served as our Executive Vice President, Corporate Policy and Services since July 2000. Ms. Smiley brought with her more than 30 years of experience in law, business and public affairs. Previously, Ms. Smiley founded and was the president of the business and public affairs consulting firm of Triad, Inc. Prior to Triad, she was a founding partner of the law firm Bickerstaff, Heath & Smiley, L.L.P., where she specialized in law and regulatory affairs impacting emerging technology and communications businesses. Ms. Smiley has served on the board of directors of SafePlace Foundation, KLRU Public Television (as Chairman), Texas Foundation for Women’s Resources and Leadership Texas and Leadership America. Ms. Smiley earned her BA in Sociology from Baylor University and her JD from the University of Texas Law School.

Michael L. Wilfley has served as our Chief Financial Officer since July 2000. Mr. Wilfley has over 20 years experience as a chief financial officer, including seven years as a chief financial officer in the telecommunications industry. Previously, Mr. Wilfley was the chief financial officer of Thrifty Call, Inc., where he was responsible for the capital markets and mergers and acquisitions efforts that led to our eventual acquisition of Thrifty Call. Prior to working for Thrifty Call, Mr. Wilfley served as the chief financial officer for Littlefield Real Estate Co., a private investment company. Mr. Wilfley serves on the board of directors of Littlefield Corporation. Mr. Wilfley is a certified public accountant and a graduate of the University of Texas at Austin. Mr. Wilfley is a member of the Financial Executives International and the National Association of Corporate Directors.

Board Committees

Grande’s board of directors has established audit, compensation, nominating, finance, and executive committees.

The audit committee, currently consisting of Messrs. Hockin, Hull and McMillin, is responsible for appointing the firm to serve as independent accountants to audit Grande’s financial statements. The audit committee then discusses the scope and results of the audit with the independent accountants and reviews with the independent accountants and management Grande’s interim and year-end operating results. In addition to these activities, the audit committee considers the adequacy of internal accounting controls and audit procedures and approves all audit and non-audit services to be performed by the independent accountants.

The compensation committee determines the compensation policies applicable to management and administers Grande’s stock option plan. The compensation committee currently consists of Messrs. Butler, Hull and Laverack.

The nominating committee recommends individuals to serve on the board of directors. The nominating committee currently consists of Messrs. Laverack, Mansour and McMillin.

The finance committee makes recommendations to the board of directors regarding plans for expenditures by the company. The finance committee also recommends an annual budget to the board of directors, advises the board of directors regarding the need for financing and makes recommendations regarding the terms of such financing and asset management in connection with the raising of funds. The finance committee currently consists of Messrs. Butler, Laverack and Mansour.

The executive committee currently consists of Messrs. Butler, Laverack, and Mansour.

* * *

A copy of the press releases issued by the Company on July 5, 2005 and July 11, 2005 are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of Grande Communications Holdings, Inc., dated July 5, 2005.
99.2	Press Release of Grande Communications Holdings, Inc., dated July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC. (Registrant)

Date: July 11, 2005	By:	/s/ Michael Wilfley
Michael Wilfley Chief Financial Officer

Exhibit Index

Exhibit No. Description

Exhibit No.	Description

99.1	Press Release of Grande Communications Holdings, Inc., dated July 5, 2005.
99.2	Press Release of Grande Communications Holdings, Inc., dated July 11, 2005.